Exhibit (e)(vii)

LMIS – LEGG MASON FUNDS

ANTI-MONEY LAUNDERING DELEGATION AGREEMENT

Attachment A

Investment Company	Fund
Legg Mason Investment Trust	Legg Mason Opportunity Trust

Legg Mason Global Asset Management Trust

Legg Mason BW International Opportunities Bond Fund

QS Legg Mason Strategic Real Return Fund

Legg Mason BW Diversified Large Cap Value Fund

Legg Mason BW Absolute Return Opportunities Fund

Clearbridge Value Trust

Clearbridge Small Cap Fund

Clearbridge International Growth Fund (effective 12/1/15)

QS Batterymarch International Equity Fund

QS Batterymarch Emerging Markets Fund

QS Batterymarch U.S. Small Capitalization Equity Fund

Legg Mason BW Global Opportunities Bond Fund

Legg Mason BW Global High Yield Fund

Legg Mason BW Alternative Credit Fund

Miller Income Opportunity Trust

Legg Mason BW Dynamic Large Cap Value Fund

Martin Currie Emerging Markets Fund

Martin Currie International Unconstrained Equity Fund

QS Global Multi Sector Fund

Legg Mason BW Global Macro Fund

Dated as of November 25, 2015